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EXHIBIT 99.1(a)

EXHIBIT A

JOINT FILING STATEMENT

        We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Dated: September 30, 2002

/s/ ROBERT G. MCNEIL Robert G. McNeil
/s/ FRED A. MIDDLETON Fred A. Middleton

Sanderling Venture Partners V Co-Investment Fund, L.P.
Sanderling V Biomedical Co-Investment Fund, L.P
Sanderling V Limited Partnership
Sanderling V Beteiligungs GmbH & Co. KG
Sanderling IV Biomedical, L.P.
Sanderling Venture Partners IV, L.P.
Sanderling IV Biomedical Co-Investment Fund, L.P.
Sanderling Venture Partners IV Co-Investment Fund, L.P.
/s/ FRED A. MIDDLETON Fred A. Middleton General Partner

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EXHIBIT A JOINT FILING STATEMENT